Exhibit 5.1

Proskauer Rose LLP 2029 Century Park East, 24th Floor Los Angeles, CA 90067-3206

February 28, 2019

Floor & Decor Holdings, Inc.

2233 Lake Park Drive

Smyrna, GA 30080

Ladies and Gentlemen:

We are acting as counsel to Floor & Decor Holdings, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by certain stockholders of the Company of up to 11,500,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Shares”), pursuant to the Company’s Registration Statement on Form S-3ASR filed on May 23, 2018 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”), a base prospectus dated May 23, 2018 (the “Base Prospectus”) and a prospectus supplement dated February 26, 2019 (together with the Base Prospectus, the “Prospectus”). The Shares will be sold by the Selling Stockholders pursuant to the underwriting agreement (the “Underwriting Agreement”), dated as of February 25, 2019, by and among the Company, the Selling Stockholders listed on Schedule B thereto and J.P. Morgan Securities LLC and Goldman Sachs & Co. LLC, as underwriters.

As such counsel, we have participated in the preparation of the Registration Statement and Prospectus, and have examined originals or copies of such documents, corporate records and other instruments as we have deemed relevant, including, without limitation: (i) the restated certificate of incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement; (ii) the second amended and restated bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (iii) the Underwriting Agreement; (iv) the resolutions of the Board of Directors of the Company; (v) the Registration Statement, together with the exhibits filed as a part thereof; and (vi) the Prospectus.

We have made such examination of law as we have deemed necessary to express the opinion contained herein.  As to matters of fact relevant to this opinion, we have relied upon, and assumed without independent verification, the accuracy of certificates of public officials and officers of the Company.  We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, facsimile or photostatic copies, and the authenticity of the originals of such copies.  We have also assumed that certificates representing the Shares will have been properly signed by authorized officers of the Company or their agents.

Based upon the foregoing, and subject to the limitations, qualifications, exceptions and assumptions expressed herein, we are of the opinion, assuming no change in the applicable law or pertinent facts, that the Shares have been duly authorized and are legally issued, fully paid and non-assessable.

This opinion is limited in all respects to the General Corporation Law of the State of Delaware, and we express no opinion as to the laws, statutes, rules or regulations of any other jurisdiction. The reference and limitation to the “General Corporation Law of the State of Delaware” includes all applicable Delaware statutory provisions of law and reported judicial decisions interpreting these laws.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission, and to the reference to our firm under the caption “Legal Matters” in the Registration Statement and Prospectus and we further consent to the incorporation of this opinion by reference into the Registration Statement and Prospectus. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Proskauer Rose LLP

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